Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2014

     J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2014.

     Revenues from Operations for the three months ended July 31, 2014 were $4,454,948 compared to revenues of $3,887,376 in the comparable 2013 three-month period, while revenues from Operations for the twelve months ended July 31, 2014 were $17,081,430 compared to revenues of $15,891,823 in the comparable 2013 twelve-month period.

     Net income for the three months ended July 31, 2014, was $142,034, or $.07 per share, compared to net income of $100,828, or $.05 per share, in the comparable 2013 three-month period.

     Net income for the twelve months ended July 31, 2014 was $739,323, or $.37 per share, compared to net income of $663,671, or $.33 per share, in the comparable 2013 twelve-month period.

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Dated: October 1, 2014